NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO Confirms Revised Proposal to Acquire Anixter for $100 per Share
Deemed a Superior Company Proposal by Anixter
PITTSBURGH, Jan. 9, 2020 -- WESCO International, Inc. (NYSE: WCC) ("WESCO"), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, advanced supply chain management and logistics services, today confirmed it submitted an improved proposal to the board of directors of Anixter International (NYSE: AXE) to acquire Anixter for $100 per share in cash and stock. The Anixter board has determined WESCO’s proposal represents a "Superior Company Proposal" as defined in Anixter's merger agreement with Clayton, Dubilier & Rice (CD&R).

The proposed transaction with WESCO:

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Affords Anixter stockholders consideration per Anixter share of $70.00 cash, plus a fixed exchange ratio of 0.2397 shares of WESCO common stock, as in WESCO's prior proposal, plus $15.89 of a newly created class of WESCO perpetual preferred stock.

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The common stock consideration would be subject to downside protection, such that if the average market value of WESCO common stock prior to closing is between $47.10 per share and $58.88 per share, then the cash consideration paid at closing would be increased by up to $2.82 per share to ensure that the total consideration remains at $100 per Anixter share.

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The perpetual preferred stock will have a dividend rate represented by a spread of 325bp over the prevailing unsecured notes to be issued to affect the transaction (the dividend rate of the perpetual preferred is expected to be approximately 9.25%), and is subject to reset and a five year non-call feature. It will be listed on the New York Stock Exchange and is expected to get equity treatment from the rating agencies.

•	Based on the closing price of WESCO's common stock on January 8, 2020, the total consideration represents $100.16 per share.

Based on the number of shares of WESCO and Anixter common stock currently outstanding, it is anticipated that WESCO stockholders would own 84%, and Anixter stockholders 16%, of the combined company. The value opportunity for Anixter’s stockholders is at least $115 per share when taking into account $100 in nominal consideration proposed by WESCO, the Anixter stockholders' share of greater than $200 million of capitalized synergies, potential multiple re-rating of WESCO’s common stock and the value of the downside protection mechanism.

Mr. John J. Engel, WESCO's Chairman, President and Chief Executive Officer, said, “WESCO’s proposal to acquire Anixter provides significant immediate value to Anixter’s stockholders along with the opportunity for both companies’ stockholders to benefit in the upside of this transformative combination. We are pleased that the Anixter board has determined that our latest proposal represents a Superior Company Proposal and look forward to executing a merger agreement.”

Financing and Leverage

The transaction is not subject to a financing condition. WESCO has obtained fully committed debt financing from Barclays and intends to offer a combination of debt, equity and equity-content securities between signing and closing to fund the required cash consideration of the transaction. At closing, WESCO estimates that its pro forma leverage on a net debt to EBITDA basis would be approximately 4.5x.

Advisors

Barclays is serving as financial advisor to WESCO, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About WESCO

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistic services. 2018 annual sales were approximately $8.2 billion. The company employs approximately 9,300 people, maintains relationships with approximately 30,000 suppliers, and serves approximately 70,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates 11 fully automated distribution centers and approximately 500 branches in North America and international locations, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

Forward-Looking Statements

All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to: adverse economic conditions; the ultimate outcome of any possible transaction involving WESCO International, Inc. ("WESCO") and Anixter International Inc. ("Anixter"), including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those described herein; uncertainties as to whether Anixter will cooperate with WESCO regarding the proposed transaction; WESCO's ability to consummate the proposed transaction with Anixter; the conditions to the completion of the proposed transaction, including the receipt of any required stockholder approvals and any required regulatory approvals; WESCO's ability to finance the proposed transaction with Anixter; WESCO's indebtedness, including the substantial indebtedness WESCO expects to incur in connection with the proposed transaction with Anixter and the need to generate sufficient cash flows to service and repay such debt; the possibility that WESCO may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Anixter's operations with those of WESCO; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees may be difficult; actions that may be taken by Clayton, Dubilier & Rice; and other factors described in detail in the Form 10-K for WESCO for the year ended December 31, 2018 and any subsequent filings with the Securities and Exchange Commission (the "SEC"). These forward-looking statements speak only as of the date of this communication or as of the date to which they refer, and WESCO assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Disclaimer

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that WESCO has made for a business combination transaction with Anixter. In furtherance of this proposal and subject to future developments, WESCO (and, if applicable, Anixter) may file one or more registration statements, proxy statements, tender offer statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document WESCO and/or Anixter may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF WESCO AND ANIXTER ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT, TENDER OFFER STATEMENT, PROSPECTUS AND/OR OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of WESCO and/or Anixter, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by WESCO through the web site maintained by the SEC at www.sec.gov, and by visiting WESCO's investor relations site at http://wesco.investorroom.com/.

Participants in the Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, WESCO and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. You can find information about WESCO's executive officers and directors in WESCO's proxy statement for its 2019 annual meeting, which was filed with the SEC on April 15, 2019 and in WESCO's Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 27, 2019. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender offer statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC's website www.sec.gov, and by visiting WESCO's investor relations site at http://wesco.investorroom.com/.

CONTACT:

WESCO:
Will Ruthrauff, Director, Investor Relations and Corporate Communications, (412) 454-4220

Joele Frank, Wilkinson Brimmer Katcher:
Kelly Sullivan / Ed Trissel / Adam Pollack, (212) 355-4449

Innisfree M&A Incorporated:
Scott Winter / Jonathan Salzberger, (212) 750-5833